UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934

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INTERPHARM HOLDINGS, INC.
(Name of Registrant as Specified in its Charter)

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INTERPHARM HOLDINGS, INC.
75 Adams Avenue
Hauppauge, New York 11788

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON NOVEMBER 16, 2006

To the Stockholders of Interpharm Holdings, Inc.:

You are cordially invited to attend the Annual Meeting of Stockholders of Interpharm Holdings, Inc., a Delaware corporation, to be held at the Hilton Hotel, 598 Broadhollow Road, Melville, New York 11747, on Thursday, November 16, 2006, at 10:00 a.m. local time, for the following purposes:

1. To elect six members to the Board of Directors of the Company to serve until their respective successors are elected and qualified; and

2. To ratify and approve Marcum & Kliegman, LLP, as our independent public accountants, to audit our financial statements for the fiscal year ending June 30, 2007; and

3. To transact such other matters as may properly come before the meeting or any adjournment thereof.

Only stockholders of record at the close of business on October 6, 2006 (the “Record Date”) are entitled to notice of, and to vote at the meeting.

A proxy statement and proxy are enclosed herewith. If you are unable to attend the meeting in person you are urged to sign, date and return the enclosed proxy promptly in the enclosed addressed envelope, which requires no postage if mailed within the United States. If you attend the meeting in person, you may withdraw your proxy and vote your shares. Also enclosed herewith is our 2006 Annual Report.

By Order of the Board
of Directors

Maganlal K. Sutaria, Chairman

Hauppauge, New York
October 27, 2006

PROXY STATEMENT

INTERPHARM HOLDINGS, INC.
75 Adams Avenue
Hauppauge, New York 11788

ANNUAL MEETING OF STOCKHOLDERS
NOVEMBER 16, 2006

INFORMATION CONCERNING SOLICITATION AND VOTING

General

The Board of Directors of Interpharm Holdings, Inc., a Delaware corporation (the “Company,” “we” or “us”), is soliciting the enclosed proxy for the annual meeting of stockholders to be held on November 16, 2006, at 10:00 a.m. local time, at the Hilton Hotel, 598 Broadhollow Road, Melville, New York 11747, or any continuation or adjournment thereof. At the meeting, the stockholders will be asked to vote on proposals, which are listed in the notice of annual meeting of stockholders and described in more detail below.

This proxy statement and the enclosed proxy card are being mailed on or about October 27, 2006, to all stockholders entitled to vote at the meeting. Our 2006 Annual Report on Form 10-K is also being mailed to all stockholders entitled to vote at the annual meeting. The Annual Report does not constitute a part of the proxy solicitation material.

At the meeting, our stockholders will be asked:

1. To elect six members to the Board of Directors to serve until their respective successors are elected and qualified;

2. To ratify and approve Marcum & Kliegman, LLP, as our independent public accountants, to audit our financial statements for the fiscal year ending June 30, 2007; and

3. To approve such other matters as may properly come before the meeting or any adjournment thereof.

Record Date; Outstanding Shares

Only stockholders of record at the close of business on October 6, 2006 (the “Record Date”) are entitled to receive notice of, and vote at our annual meeting. As of the Record Date, the classes of stock entitled to vote at the meeting, and the number of shares of each class outstanding as of the Record Date and entitled to vote consisted of:

•	64,609,554 shares of $.01 par value per share common stock;
•	10,000 shares of series B-1 convertible preferred stock, par value $.01 per share (“Series B-1 Stock”);
•	10,000 shares of series C-1 convertible preferred stock, par value $.01 per share (“Series C-1 Stock”);
•	277,004 shares of series C convertible preferred stock, par value $.01 per share (“Series C Stock”).

Each share of our common stock and Series C Stock is entitled to one vote on all matters. Each share of Series C Stock votes with the common stock. Each share of Series B-1 Stock and Series C-1 Stock also votes with the common stock and has a number of votes equal to the number of shares of common into which it is convertible on the record date for the action to be voted upon. The aggregate number of votes for each of the Series B-1 Stock and Series C-1 Stock as of the Record Date for this Meeting is 6,519,755. The Series A-1 preferred stock (of which there were 4,855,389 shares outstanding as of the Record Date) is not entitled to vote. We do not have any other voting securities.

Expenses of Soliciting Proxies

We will pay the expenses of soliciting proxies to be voted at the annual meeting. Following the original mailing of the proxies and other proxy materials, we or our agents may supplement the solicitation of proxies by mail, telephone, internet, telegraph or in person. Following the original mailing of the proxies and other proxy materials, we will request that brokers, custodians, nominees and other record holders of our common stock forward copies of the proxy and other annual meeting materials to persons for whom they hold shares of common stock and request authority for the exercise of proxies. In these cases, we will reimburse such record holders for their reasonable expenses if requested to do so.

Revocability of Proxies

If you attend the meeting, you may vote in person, regardless of whether you have submitted a proxy. Any person giving a proxy in the form accompanying this proxy statement may revoke it at any time before it is voted. A proxy may be revoked by (i) written notice of revocation or submission of a new proxy sent to our Corporate Secretary at 75 Adams Avenue, Hauppauge, New York 11788, or (ii) attending the meeting and voting in person.

Voting and Votes Required for Approval

Every stockholder of record is entitled to one vote, for each share held, on each proposal or item that comes before the meeting. There are no cumulative voting rights. By submitting your proxy, you authorize Bhupatlal K. Sutaria, or any person designated as his substitute, to represent you and vote your shares at the meeting in accordance with your instructions. If the meeting is adjourned, Mr. Sutaria or his substitute will be authorized to vote your shares at any adjournment or postponement of the meeting.

To vote by mail, please sign, date and complete the enclosed proxy and return it in the enclosed self-addressed envelope, to Continental Stock Transfer & Trust Company, 17 Battery Place, New York, New York 10004. If you hold your shares through a bank, broker or other nominee, it will give you separate instructions for voting your shares.

In addition to solicitations by mail, we may solicit proxies in person, by telephone, facsimile or e-mail. In the event that additional solicitation material is used, it will be filed with the SEC prior to its use.

Proposal 1: Election of Directors. Directors are elected by a plurality vote and the six nominees who receive the most votes will be elected. In the election of Directors, votes may be cast in favor of or withheld with respect to each nominee.

Proposal 2: Ratification of Selection of Auditors. The affirmative vote of stockholders owning at least a majority of our shares of common and preferred stock entitled to vote, and voting together as a single class, present in person or represented by proxy at our annual meeting at which a quorum is present is necessary for ratification of the selection of our auditors.

Tabulation of Votes

The votes received by proxy will be tabulated and certified by our transfer agent, Continental Stock Transfer & Trust Company. All other votes will be tabulated by an inspector of election at the meeting.

Voting by Street Name Holders

If you are the beneficial owner of shares held in “street name” by a broker, the broker, as the record holder of the shares, is required to vote those shares in accordance with your instructions. If you do not give instructions to the broker, the broker will nevertheless be entitled to vote the shares with respect to “discretionary” items but will not be permitted to vote the shares with respect to “non-discretionary” items (in which case, the shares will be treated as “broker non-votes”).

Quorum; Abstentions; Broker Non-Votes

The required quorum for the transaction of business at the annual meeting is one-third of the issued and outstanding shares of common stock and Series B-1 Stock, Series C-1 Stock and Series C Stock, collectively, at the annual meeting, in person or by proxy. Shares that are voted “FOR,” “AGAINST” or “WITHHELD FROM” a matter are treated as being present at the meeting for purposes of establishing a quorum and are also treated as shares represented and voting the votes cast at the annual meeting with respect to such matter.

While there is no definitive statutory or case law authority in Delaware as to the proper treatment of abstentions, we believe that abstentions should be counted for purposes of determining both: (i) the presence or absence of a quorum for the transaction of business; and (ii) the total number of votes cast with respect to a proposal (other than the election of directors). In the absence of controlling precedent to the contrary, we intend to treat abstentions in this manner. Accordingly, abstentions will have the same effect as a vote against the proposal.

Under current Delaware case law, while broker non-votes (i.e. the votes of shares held of record by brokers as to which the underlying beneficial owners have given no voting instructions) should be counted for purposes of determining the presence or absence of a quorum for the transaction of business, broker non-votes should not be counted for purposes of determining the number of votes cast with respect to the particular proposal on which the broker has expressly not voted. We intend to treat broker non-votes in this manner. Thus, a broker non-vote will make a quorum more readily obtainable, but the broker non-vote will not otherwise affect the outcome of the voting on a proposal.

PROPOSALS TO STOCKHOLDERS

PROPOSAL NO. 1

ELECTION OF DIRECTORS

Our Board of Directors presently consists of six members. The Board of Directors has determined to nominate the existing six directors. Unless otherwise instructed, the proxy holder will vote the proxies received by him for the nominees named below. In the event that any nominee is unable or declines to serve as a director at the time of the annual meeting, the proxies will be voted for any nominee who shall be designated by the current Board of Directors to fill the vacancy. The term of office of each person elected as a director will continue until the next annual meeting of stockholders or until a successor has been duly elected and qualified or until his or her earlier resignation, removal from office, death or incapacity.

Article III of our By-laws gives power to our Board of Directors to change the number of directors of the Company by resolution and to fill any vacancies created by an increase in the number of directors by a vote of the directors without the necessity of a vote by stockholders on such matter. Certain members of the Board have expressed a desire to enlarge our Board of Directors and elect candidates who have significant and relevant business experience. Accordingly, the Board of Directors may do so from time to time between annual meetings of stockholders.

The following table sets forth the names and ages of all current directors and all persons nominated or chosen to become directors along with their current positions, offices and term:

Name of Nominee	Age	Position with Interpharm	Director Since

Dr. Maganlal K. Sutaria	70	Chairman	May 2003

David Reback (1)(2)(3)(4)	64	Director	November 1997

Stewart Benjamin (1)(4)	41	Director	May 2001

Kennith Johnson (1)(2)(3)(4)	53	Director	November 2004

Richard J. Miller	47	Director	May 2006

Joan P. Neuscheler	47	Director	August 2006

(1)	Member of the audit committee
(2)	Member of the compensation committee
(3)	Member of the nominating committee
(4)	Member of corporate governance committee

The Board of Directors has determined that David Reback, Stewart Benjamin, Kennith Johnson, Richard J. Miller and Joan P. Neuscheler are independent (as independence is defined in Section 121A of the listing standards of the American Stock Exchange).

The following information with respect to the principal occupation or employment of the nominees, the name and principal business of the corporation or other organization in which such occupation or employment is carried on and other affiliations and business experience during the past five years has been furnished to us by the respective nominees:

DR. MAGANLAL K. SUTARIA is a cardiovascular surgeon who received his medical degree from the Medical College, Ahmedabad, Gujarat University in 1961 and since 1991 served as the Chairman of Interpharm, Inc. Dr. Sutaria has been a Director and Chairman of our Board of Directors since May 29, 2003.

DAVID C. REBACK has served as a director since November 1997. Since 1969, Mr. Reback has been a partner with Reback & Potash, LLP, a law firm specializing in litigation, appellate matters and real estate. Mr. Reback received a B.A. from Syracuse University, and in 1965 he received a Juris Doctor’s degree from Syracuse University College of Law.

STEWART BENJAMIN has served as a Director since May 2001. Mr. Benjamin is a certified public accountant in the State of New York. From January 1996 to the present, Mr. Benjamin has been self-employed as a sole practitioner under the name of Stewart H. Benjamin, CPA, P.C. From 1985 through December 1995, Mr. Benjamin was employed as a staff accountant in both private industry and local public accounting firms. Mr. Benjamin received a Bachelor of Business Administration degree from Pace University in 1985.

KENNITH JOHNSON has served as a Director since November 18, 2004. He currently serves as the Chairman of our Audit and Compensation Committees. He is a CPA with more than 30 years of financial/accounting experience and presently Vice President of Finance & Administration with the operations of Fairfax Financial Holdings Ltd. a financial and insurance holding company. Prior to joining Fairfax, he had been a consultant and the Senior Vice President and Chief Financial Officer for the Movado Group, Inc., a manufacturer and distributor of Swiss watches and jewelry. Prior thereto, he was Vice President, Chief Financial Officer for Wenger-The Swiss Army Knife Company, a distributor and importer of Swiss made products. He has held financial positions with C.R. Bard, Inc., Becton Dickinson Company and Pfizer Corporation.

RICHARD J. MILLER has served as a director since May 30, 2006. Mr. Miller is the managing member of Shippan Point Advisors, LLC, a private equity advisory firm.  As part of his private equity work, Mr. Miller was a member of Tullis-Dickerson Capital Focus III, LP’s general partner from April 2002 to June 2006, serving as the Chairman and CEO of SupplyPro, Inc. from January 2004 to June 2006, as well as consulting with other private equity firms.  Previously he served as Senior Vice President of GE Equity, a division of GE Capital, where he led successful strategic investments in healthcare and technology companies and as a partner of RFE Investment Partners, a venture capital firm.

JOAN P. NEUSCHELER has served as a director since August 23, 2006. Ms. Neuscheler has 17 years of experience in private equity investing as an officer of Tullis-Dickerson & Co., Inc.  (“TD”), a health care-focused venture capital firm. Since July 1998, Ms. Neuscheler has been the President of TD.  Ms. Neuscheler’s previous experience includes three years in public accounting with Arthur Andersen and five years experience as a senior officer in a reinsurance firm. Ms. Neuscheler is a Director of Adams Respiratory Therapeutics, Inc. (NasdaqGS: ARXT), a specialty pharmaceutical company, and a number of privately held companies. She received her B.B.A. and her M.B.A. from Pace University.

Directors are elected by a plurality vote and the six nominees who receive the most votes of our Series B-1 Stock, Series C-1 Stock, Series C Stock and common stock, voting together as a class, will be elected. In the election of directors, votes may be cast in favor of or withheld with respect to each nominee.

Family Relationships

The following are the family relationships among our nominees for director and officers: Raj Sutaria, an officer of Interpharm, Inc., is the son of Maganlal K. Sutaria and the nephew of Bhupatlal K. Sutaria, our President. Maganlal K. Sutaria and Bhupatlal K. Sutaria are brothers.

THE BOARD OF DIRECTORS RECOMMENDS THAT THE STOCKHOLDERS VOTE “FOR” THE ELECTION AS A DIRECTOR OF EACH OF THE NOMINEES SET FORTH ABOVE. PROXIES SOLICITED HEREBY WILL BE VOTED “FOR” EACH DIRECTOR NAMED ABOVE UNLESS A VOTE AGAINST A NOMINEE OR AN ABSTENTION IS SPECIFICALLY INDICATED.

MANAGEMENT

The following table sets forth the names and ages of all current Interpharm officers along with their current positions. Officers are appointed to serve until the meeting of the board of directors following the next annual meeting of stockholders and until their successors have been duly elected and qualified.

Name	Age	Position
Cameron Reid	52	Chief Executive Officer

Bhupatlal K. Sutaria	60	President

George Aronson	57	Chief Financial Officer

Kenneth Cappel	40	Executive Vice President and General Counsel

Raj Sutaria	34	Chief Operating Officer

Jeffrey Weiss	39	Executive Vice President - Sales and Marketing

Jonathan Berlent	37	Senior Vice President - Business Development

CAMERON REID has served as the CEO of the Company since January 24, 2005. From 1992 through March 2004, Mr. Reid was the President of Dr. Reddy’s Laboratories, Inc. Prior to joining Dr. Reddy’s, Mr. Reid was an Executive Vice President of, and headed Roussel Corp., a division of Roussel UCLAF, a pharmaceutical company based in Montvale, New Jersey. Mr. Reid holds a Bachelor of Science degree in chemistry and geology from the University of Calgary. He is also a graduate of the executive management program at INSEAD in France.

BHUPATLAL K. SUTARIA. Mr. Sutaria has served as the President of Interpharm Inc. since 1990. Prior to joining Interpharm, Inc., Mr. Sutaria was an entrepreneur involved in several of his own businesses, including a motorcycle dealership and a franchised restaurant. Mr. Sutaria received a Bachelor’s degree in Chemistry from Saurashpra University in India in 1972 and a Masters of Business Administration degree from the University of Palm Beach in 1974. Mr. Sutaria is the brother of Dr. Maganlal K. Sutaria.

GEORGE ARONSON became our Chief Financial Officer in January 2004. Prior to joining Interpharm, from 1995 through 2003, Mr. Aronson served as the Chief Financial Officer of Direct Insite Corporation, an application service provider (ASP) for large enterprise customers. Prior to 1995, he served as Chief Financial Officer of Hayim & Co., an importer/distribution organization from 1988 through 1994. Mr. Aronson holds a Bachelor of Science degree from Long Island University and is a Certified Public Accountant in the State of New York, is a member of the American Institute of Certified Public Accountants and the Financial Executives Institute.

KENNETH CAPPEL joined us in February 2005 and became our General Counsel on March 30, 2006. Mr. Cappel brings to us over 15 years of experience in pharmacy, pharmaceutical development and intellectual property law. After holding positions as a pharmacist in retail and hospital pharmacies, Mr. Cappel worked as a pharmaceutical scientist in the Schering-Plough Research Institute from October 1992 to September 2000. He then worked from September 2000 to March 2003 as an associate in the law firm of Budd Larner where his practice focused on ANDA litigation, patent opinions and Hatch-Waxman/FDA regulatory issues. Mr. Cappel was next employed at Dr. Reddy’s Laboratories, Inc. where from March 2003 to February 2005 he advised several key business units. Mr. Cappel graduated Rutgers College of Pharmacy in 1989 and Seton Hall School of Law in 2000. He is a registered pharmacist and a member of the New Jersey bar.

JEFFREY WEISS became our Executive Vice President of Sales and Marketing in April 2005. Mr. Weiss brings with him over 17 years of experience in the pharmaceutical industry, having served in many senior level management positions in sales and marketing. Prior to joining us, Mr. Weiss served as CEO of Glenmark Pharmaceuticals Inc. from 2003 until joining us in April, 2005. Prior, Mr. Weiss served as Vice President of Sales for Dr. Reddy’s Laboratories, Inc. from 2001 to 2003. Mr. Weiss holds a Bachelors degree from William Paterson College in Business Management.

JONATHAN BERLENT became our Vice President of Business Development in August 2004. He was promoted to Senior Vice President on July 1, 2006. Mr. Berlent brings with him over eleven years of experience from the capital markets division of FleetBoston as a manager and equities trader where he ran FleetBoston’s Long Island desk from March 2000 to August 2001. Mr. Berlent earned a Masters of Business Administration from New York University’s Stern School of Business in May 2001 where he double-majored in Finance and Management and he graduated in May 1991 from the University of Michigan with a Bachelor of Arts in Economics.

RAJ SUTARIA has been our Chief Operating Officer since November, 2004. Between 1997 and 2004, Mr. Sutaria served as Production Manager, Director of Manufacturing, Vice President and Chief Operating Officer of Interpharm, Inc. Mr. Sutaria earned a B.B.A. in Marketing from the University of Colorado at Boulder in 1997 and is the son of Maganlal K. Sutaria and the nephew of Bhupatlal K. Sutaria.

BOARD OF DIRECTORS MEETINGS AND COMMITTEES

Our Board of Directors held a total of six meetings during the fiscal year ended June 30, 2006. The Board of Directors did not act by unanimous written consent during the fiscal year nor did the independent directors meet during the fiscal year without the presence of non-independent directors and management. During the fiscal year ended June 30, 2006, each of our directors attended at least 75% of the aggregate number of all meetings of the Board of Directors and of the committees, if any, on which such director served. The Board of Directors has standing Audit, Nominating, Compensation and Corporate Governance Committees.

Audit Committee and Audit Committee Report

The Board of Directors created the audit committee in 1994. The audit committee is responsible for reviewing reports of financial results, audits, internal controls, and adherence to its Business Conduct Guidelines in compliance with federal procurement laws and regulations. The committee recommends to the Board of Directors the selection of Interpharm’s outside auditors and reviews their procedures for ensuring their independence with respect to the services performed for Interpharm.

The audit committee is comprised of three directors: Kennith Johnson, Stewart Benjamin and David Reback. In the opinion of the Board of Directors, Messrs. Johnson, Benjamin and Reback are independent of management and free of any relationship that would interfere with their exercise of independent judgment as members of this committee and they are independent as defined in Section 121(A) of the AMEX listing standards. The Board of Directors has adopted a written charter for the audit committee. The Audit Committee met four times during the fiscal year ended June 30, 2006.

AUDIT COMMITTEE REPORT

The Audit Committee oversees the Company’s financial reporting process on behalf of the Board of Directors. The Committee is comprised of three Directors and operates under a written charter adopted by the Board of Directors. All of the audit committee members are independent within the meaning of Rule 121(A) of the AMEX listing standards, and are “independent,” as that term is defined in Section 10A of the Securities Act of 1934, as amended. Management has the primary responsibility for the financial statements and the reporting process, including the Company’s systems of internal control. In fulfilling its responsibilities, the Committee reviewed the audited financial statements in the Annual Report with management, including discussing with management the quality and acceptability of the Company’s financial reporting and controls.

The Committee reviewed with the independent auditors, who are responsible for expressing an opinion on the conformity of those audited financial statements with generally accepted accounting standards, their judgments as to the quality and acceptability of the Company’s financial reporting and such other matters as are required to be discussed with the Committee under generally accepted auditing standards, including the matters required to be discussed by SAS 61 (Communication with Audit Committees). In addition, the Committee has discussed with the independent auditors the auditors’ independence from management and the Company, including the matters in the auditors’ written disclosures required by Independent Standards Board Standard No. 1 (Independence Discussions with Audit Committees). Furthermore, the Audit Committee has considered whether the provision of non-audit services by the independent auditors for the fiscal year ended June 30, 2006 is compatible with maintaining their independence.

In reliance on the reviews and discussions referred to above, the Committee recommended to the Board of Directors that the audited financial statements for the fiscal year ended June 30, 2006 be included in the Company’s Annual Report on Form 10-K for the fiscal year ended June 30, 2006, for filing with the SEC.

Management is responsible for the Company’s financial reporting process including its systems of internal control, and for the preparation of consolidated financial statements in accordance with generally accepted accounting principles. The Company’s independent auditors are responsible for auditing those financial statements. Our responsibility is to monitor and review these processes. It is not the Committee’s duty or responsibility to conduct auditing or accounting reviews or procedures. The Committee has relied, without independent verification, on management’s representation that the financial statements have been prepared with integrity and objectivity and in conformity with accounting principles generally accepted in the United States of America and on the independent auditors’ report on the Company’s financial statements.

The Committee’s oversight does not provide it with an independent basis to determine that management has maintained appropriate accounting and financial reporting principles or policies, or appropriate internal controls and procedures designed to assure compliance with accounting standards and applicable laws and regulations. Furthermore, the Committee’s considerations and discussions with management and the independent auditors do not assure that the Company’s financial statements are presented in accordance with generally accepted accounting principles, that the audit of the Company’s financial statements has been carried out in accordance with generally accepted auditing standards or that the Company’s independent accountants are in fact “independent.”

The Audit Committee is pleased to submit this report to the stockholders with regard to the above matters.

/s/ Kennith Johnson
/s/ Stewart Benjamin
/s/ David Reback

The Company believes that Kennith Johnson and Stewart Benjamin qualify as a “financial experts” as defined in Rule 401(k) of Regulation S-K.

Compensation Committee

In August 1994, the Board of Directors established a Compensation Committee, which is responsible for decisions regarding salaries, stock option grants and other matters regarding executive officers and key employees. Kennith Johnson and David C. Reback currently serve on the Compensation Committee. During the fiscal year ended June 30, 2006, the compensation committee met one time.

Nominating Committee

In March, 2004 the Board of Directors established a Nominating Committee, which is responsible for determination of the appropriate size, functioning and needs of the Board, including, recruitment and retention of high quality Board members, committee composition and structure, Board assessment of director performance and related party and conflicts oversight. Kennith Johnson and David C. Reback currently serve on the Nominating Committee. All of the Nominating Committee members are independent within the meaning of Rule 121(A) of the AMEX listing standards, and are “independent,” as that term is defined in Section 10A of the Securities Act of 1934, as amended. During the fiscal year ended June 30, 2006 the Nominating Committee met one time.

The Nominating Committee considers nominees recommended by any stockholder entitled to vote in the election of directors. Any stockholder wishing to nominate an individual for election to the Board must comply with the advance notice procedures described in the “Stockholders’ Proposals” section at the end of this proxy statement. The nomination must contain the following information about the nominee: name, age, business and residence addresses, principal occupation or employment, the number of shares of common stock held by the nominee, the information that would be required under SEC rules in a proxy statement soliciting proxies for the election of such nominee as a director, and a signed consent of the nominee to serve as a director of the Company, if elected. The Nominating Committee has not specified any minimum qualifications for serving on the Board. However, in its assessment of potential candidates, the Nominating Committee will review the candidate’s character, business experience and understanding of the Company’s business environment, and ability to devote the time and effort necessary to fulfill his or her responsibilities, all in the context of the perceived needs of the Board at that time.

A copy of our Nominating Committee Charter is available on our website at www.interpharminc.com.

Corporate Governance Committee

In March, 2004, the Board of Directors established a Corporate Governance Committee, which is responsible for reviewing the Company’s corporate governance and making recommendations as to changes and improvements as necessary. Kennith Johnson, David C. Reback and Stewart Benjamin currently serve on the Corporate Governance Nominating Committee. All of the Corporate Governance Committee members are independent within the meaning of Rule 121(A) of the AMEX listing standards, and are “independent,” as that term is defined in Section 10A of the Securities Act of 1934, as amended. During the fiscal year ended June 30, 2006 the Corporate Governance Committee did not meet.

BOARD OF DIRECTORS COMPENSATION

Compensation of Directors

We compensate members of our Board of Directors annually as follows: (i) Board member - $750; (ii) attendance in person per meeting - $500, telephonically - $250; (iii)  committee chairman - $1,000; (iv) committee member - $250. Further, all directors are entitled to reimbursement of reasonable travel and lodging expenses related to attending meetings of the Board of Directors and any committee on which they serve.  In addition, the Company and its Compensation Committee are currently working to determine the compensation of directors for the fiscal year ended June 30, 2006.

COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

The Compensation Committee of the Board of Directors of Interpharm Holdings, Inc. (the “Company”) is charged with developing and administering a compensation policy for senior management that contains appropriate performance incentives and equity-linked components, and reviewing annually the performance of the executive officers of the Company.

The Compensation Committee also administers the stock option and stock incentive plans and approves grants of stock options and other incentives under those plans.

Compensation programs for executive officers are designed to attract, retain and motivate employees who will contribute to the achievement of corporate goals and objectives. Elements of executive compensation include salaries, bonuses and awards of stock options, with the last two being variable. The Committee’s policy is to achieve a balance between cash and other compensation in order to attract and retain qualified personnel, and to incentivize them in their duties.

In making its decisions or recommendations, the Committee takes into account factors it deems relevant to the specific compensation component being considered, including: compensation paid by other business organizations of comparable size in the same industry and related industries; profitability; the attainment of annual individual and business objectives; an assessment of individual contributions relative to others; and historic compensation awards.

The Committee considered the factors described above in determining Cameron Reid’s total compensation to serve as Chief Executive Officer. Specifically, the Committee and the Board recognized Mr. Reid prior experience and his key contributions in developing the Company’s business plan while a member of the Company’s Board of Directors. While Mr. Reid’s cash compensation is the highest of any employee of the Company, at $300,000, it is less than that earned by CEO’s of comparable companies. In consideration of this, during the fiscal year ended June 30, 2005, the Committee awarded Mr. Reid options to purchase 2 million shares of Company common stock which it believes to be fair compensation and adequate incentive to meet the Company’s long-term goals.

THE COMPENSATION COMMITTEE

/s/ David Reback
David Reback

/s/ Kennith Johnson
Kennith Johnson

COMPENSATION COMMITTEE INTERLOCKS
AND INSIDER PARTICIPATION

In August 1994, the Board of Directors established a Compensation Committee, which is responsible for decisions regarding salaries, stock option grants and other matters regarding executive officers and key employees. During the fiscal year ended June 30, 2006, David C. Reback, Kennith Johnson and, until his resignation from the Board of Directors on March 6, 2006, Dr. Mark Goodman, were members of the Compensation Committee. In the opinion of the Board of Directors, each of such persons was and is independent of management and free of any relationship which would interfere with his exercise of independent judgment as a member of our Compensation Committee.

PERFORMANCE GRAPH

Prior to May 30, 2003, we were in the computer/systems integration business as Atec Group, Inc. On May 30, 2003, that business was sold, Interpharm, Inc. was acquired and we changed our name to Interpharm Holdings, Inc. SEC disclosure rules require that registrants provide a line graph comparing the yearly percentage change in the registrant’s cumulative total stockholder return on a class of common stock registered under Section 12 of the Exchange Act with the cumulative total return of a broad equity market index. We believe that historical stock prices prior to May 30, 2003 are not representative of our current business and a comparison of our stock price between May 30, 2003 and June 30, 2003 to an index would not be meaningful and could be misleading. Accordingly, we have omitted this information prior to May 30, 2003.

The following chart compares for the period from May 30, 2003 to June 30, 2006, the cumulative total stockholder return on the Common Stock with (i) the S&P SmallCap 600 Index and (ii) the RDG Microcap Pharmaceutical Index (the “RDG Industry Index”), and assumes an investment of $100 on May 30, 2003 in each of the Common Stock, the stocks comprising the S&P SmallCap 600 Index and the stocks comprising the RDG Industry Index. The total return for each of the Company’s Common Stock, the S&P SmallCap 600 Index and the RDG Industry Index assumes the reinvestment of all dividends (although no dividends were declared on the Company’s Common Stock during such period). Each index is adjusted for additions and deletions of securities from the index.

EXECUTIVE COMPENSATION

Summary Compensation Table

The following table provides certain compensation information for the years ended June 30, 2006, 2005 and 2004 concerning our Chief Executive Officer, the four most highly compensated executive officers other than our Chief Executive Officer who earned in excess of $100,000 during the year ended June 30, 2006 and Munish K. Rametra, who was one of our four most highly compensated executive officers until his death in March 2006.

SUMMARY COMPENSATION TABLE

For the Years Ended June 30, 2006, 2005 and 2004
Annual Compensation Awards Payouts

		ANNUAL COMPENSATION					LONG TERM COMPENSATION
								Awards	Payouts
Name And Principal Position	Position	Year Ended	Salary($)	Bonus($)	Other Annual Compensation(1) ($)	Restricted Stock Awards $	Securities Underlying Options/ SARS	LTIP Payouts	All Other Compensation
Cameron	CEO*	6/30/2006	$296,538	$—	$12,687	$—	—	$—	$—
Reid		6/30/2005	$76,154	$—	$5,286	$—	2,000,000	$—	$—
		6/30/2004	$—	$—	$—	$—	1,000,000	$—	$—
Bhupatlal K.	President	6/30/2006	$270,865	$—	$21,778	$—	—	$—	$—
Sutaria		6/30/2005	$198,077	$15,000	$20,578	$—	—	$—	$—
		6/30/2004	$155,231	$34,000	$20,119	$—	—	$—	$—
Munish K.	EVP/	6/30/2006	$251,869	$—	$18,880	$—	100,000	$—	$—
Rametra(2)	Secretary**	6/30/2005	$164,865	$15,000	$29,474	$—	—	$—	$—
		6/30/2004	$113,766	$10,000	$28,022	$—	—	$—	$—
Kenneth	EVP and	6/30/2006	$231,731	$—	$24,674	$—	—	$—	$—
Cappel	General	6/30/2005	$117,723	$—	$10,281	$—	226,500	$—	$—
	Counsel	6/30/2004	$—	$—	$—	$—	—	$—	$—
George	CFO	6/30/2006	$221,479	$—	$20,746	$—	—	$—	$—
Aronson		6/30/2005	$147,692	$15,000	$20,746	$—	131,250	$—	$—
		6/30/2004	$67,308	$14,000	$8,640	$—	250,000	$—	$—
Jeffrey	EVP/Sales	6/30/2006	$225,000	$459,504	$24,687	$—	—	$—	$—
Weiss(3)	and	6/30/2005	$77,795	$—	$6,057	$—	243,500	$—	$—
	Marketing	6/30/2004	$—	$—	$—	$—	—	$—	$—

* Cameron Reid became the Chief Executive Officer in January, 2005.Pursuant to his agreement with us, as  amended; Mr. Reid’s annual salary is $300,000, effective July 1, 2005.
** Munish K. Rametra died on March 2, 2006.

(1) Includes Major Medical, auto expenses and mobile phone allowances.
(2) We granted to the Estate of Munish K. Rametra 100,000 SAR’s exercisable at $1.55 and having a maximum cash value of $250,000 payable to the executive officers’ estate. The SARs must be exercised between July 1, 2008 and December 31, 2008.
(3)Bonus represents sales commissions earned during fiscal year ended June 30, 2006.

Stock Option Grants in Last Fiscal Year

During the fiscal year ended June 30, 2006 we did not grant stock options to any of the individuals mentioned in the above Summary Compensation Table.

Year End Option Table

The following table sets forth certain information regarding the stock options held as of June 30, 2006, by the individuals named in the above Summary Compensation Table. None of such persons exercised any stock options during the fiscal year ended June 30, 2006

AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR
AND FISCAL YEAR-END OPTION VALUE

	Shares Acquired on Exercise	Value Realized $	Securities Underlying Unexercised Options at Fiscal Year End (#)				Value of Unexercised In-the-Money-Options At Fiscal Year End ($) (1)
Name			Exercisable		Unexercisable		Exercisable	Unexercisable
Cameron Reid	--	$--	3,000,000	(2)	—		$510,000	$—
Jeffrey Weiss	--	$--	53,375	(3)	190,125	(4)	$9,074	$32,321
Bhupatlal Sutaria	100,000	$30,800	300,000	(5)	400,000	(5)	$215,400	$287,200
Kenneth Cappel	--	$--	81,125	(6)	145,375	(7)	$13,791	$24,714
Estate of Munish K. Rametra	--	$--	450,000	(8)	--		$324,000	$--
George Aronson	--	$--	301,563	(9)	79,687	(10)	$51,266	$13,547

(1)	The computation is based on the closing price of our Common Stock on the American Stock Exchange on June 30, 2006, which was $1.40 per share.

(2)
Represents fully vested options that: (i) are exercisable at $1.23 per share through June 30, 2010 and (ii) were repriced as follows: options to purchase 2,000,000 shares of common stock originally granted at $2.24 per share were repriced to $1.23 per share and options to purchase 1,000,000 shares of common stock originally granted at $3.97 per share were repriced to $1.23 per share.

(3)	Represents 30,000 options that are exercisable at $1.23 per share through June 30, 2015 and 23,375 options that are exercisable at $1.23 per share through June 30, 2011.

(4)
Represents 120,000 options exercisable at $1.23 per share that have various vesting dates through June 30, 2010 and are exercisable through June 30, 2015 and 70,125 options exercisable at $1.23 per share through June 30, 2011.

(5)
Represents options that are exercisable at $0.682 per share. These options have the following vesting provisions: 25% of the options vested on January 1, 2005 and December 31, 2005, respectively and an additional 25% will vest on each of December 31, 2006 and December 31, 2007, respectively.

(6)
Represents 62,000 fully vested repriced options that are exercisable at $1.23 per share through June 30, 2010 and 19,125 options exercisable at $1.23 per share through June 30, 2011. The repriced options were originally granted at $1.94 per share.

(7)	Represents options that are exercisable at $1.23 per share. 41,125 of such options vest on June 30, 2007, June 30, 2008 and June 30, 2009, respectively., and 22,000 options vest on June 30, 2010.

(8)	Represents 450,000 fully vested options that are exercisable at $0.68 per share through March 31, 2009.

(9)
Represents (i) 275,000 fully vested repriced options that are exercisable at $1.23 per share through June 30, 2010 and (ii) 26,563 options that are exercisable at $1.23 per share through June 30, 2011. Of the 275,000 repriced options, 250,000 originally granted at $4.41 per share were repriced to $1.23 per share and 25,000 originally granted at $2.24 per share were repriced to $1.23 per share.

(10)	Represents options exercisable at $1.23 per share. 26,563 of such options vest on June 30, 2007, 2008 and 2009, respectively, and are exercisable through June 30, 2011.

Equity Compensation Plan Information

The following table gives information about our common stock that may be issued upon the exercise of options, warrants and rights under all of our equity compensation plans as of June 30, 2006. The table includes the following plans: 1997 Stock Option Plan and 2000 Flexible Stock Plan.

Plan category	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance
Equity compensation plans approved by security holders	0	0	0
Equity compensation plans not approved by security holders
1997 Stock Option Plan	1,411,650	$1.93	0
2000 Flexible Stock Plan(1)	10,671,288	$0.90	9,004,511
Total	12,082,938	$1.02	9,004,511

(1) Securities available for future issue increase each year by 10% of our outstanding common stock at the beginning of each year. The total amount of common stock available under the plan cannot exceed 20 million shares.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND
MANAGEMENT AND RELATED STOCKHOLDER MATTERS

The following table sets forth as of October 6, 2006, certain information with respect to the beneficial ownership of our voting securities by (i) any person known by Interpharm to be the beneficial owner of more than 5% of our voting securities, (ii) each director and nominee, (iii) each executive officer named in the Summary Compensation table appearing herein and (iv) all directors and executive officers as a group.

Name and		Amount and
Address of	Title of	Nature of Beneficial		Percent of
Beneficial Owner	Class	Ownership		Class (1)

Maganlal K. Sutaria	Common Stock	643,500	(2)	*
75 Adams Avenue
Hauppauge, NY 11788

Rajs Holdings I, LLC(3)	Common Stock	15,526,100	(3)	24.03%
75 Adams Avenue
Hauppauge, NY 11788

Bhupatlal K. Sutaria	Common Stock	404,000	(4)	*
75 Adams Avenue
Hauppauge, NY 11788

Rametra Holdings I, LLC	Common Stock	8,014,930	(5)	12.41%
75 Adams Avenue
Hauppauge, NY 11788

David Reback	Common Stock	30,000	(6)	*
75 Adams Avenue
Hauppauge, NY 11788

Stewart Benjamin	Common Stock	15,000	(7)	*
75 Adams Avenue
Hauppauge, NY 11788

Ravis Holdings I, LLC	Common Stock	10,518,645	(8)	16.28%
75 Adams Avenue
Hauppauge, NY 11788

Perry Sutaria	Common Stock	44,093,771	(9)	68.25%
75 Adams Avenue
Hauppauge, NY 11788

Kennith C. Johnson	Common Stock	0		*
75 Adams Avenue
Hauppauge, NY 11788

Cameron Reid	Common Stock	3,175,000	(10)	4.70%
75 Adams Avenue
Hauppauge, NY 11788

George Aronson	Common Stock	301,563	(11)	*
75 Adams Avenue
Hauppauge, NY 11788

P&K Holdings, LLC	Common Stock	8,014,930	(12)	12.41%
75 Adams Avenue
Hauppauge, NY 11788

Richard J. Miller	Common Stock	0		*
75 Adams Avenue
Hauppauge, NY 11788

Joan P. Neuscheler	Common Stock	8,864,755	(13)	12.08%
c/o Tullis Dickerson Co., Inc.
Two Greenwich Plaza
Greenwich, Connecticut 06830

Tullis Dickerson Capital Focus III, L.P.	Common Stock	8,864,755	(14)	12.08%
Two Greenwich Plaza
Greenwich, Connecticut 06830

Aisling Capital II, L.P.	Common Stock	8,801,669	(15)	11.99%
888 Seventh Avenue, 30th Floor
New York, New York 10106

All Directors and	Common Stock	16,292,848	(16)	20.94%
Officers as a
Group (13 persons)

* Less than 1%
(1)	Computed based upon a total of 64,609,554 shares of common stock outstanding as of October 6, 2006.

(2)
The foregoing figure reflects the ownership of 543,500 shares of common stock and vested options to acquire 100,000 shares. It does not include non-vested options to acquire 600,000 shares of common stock, 350,000 options held by his spouse and 1,873,900 shares of Series A-1 Preferred Stock held by an annuity he controls.

(3)	Raj Sutaria is the sole member of Rajs Holdings I, LLC. The sole manager of Rajs Holdings I, LLC is Perry Sutaria.

(4)	The foregoing figure includes vested options to acquire 300,000 shares, but does not include non-vested options to acquire 400,000 shares of common stock and 400,000 options held by his spouse.

(5)	Mona Rametra is the sole member of Rametra Holdings I, LLC. The sole manager of Rametra Holdings I, LLC is Perry Sutaria.

(6)	The foregoing figure includes vested options to acquire 30,000, but excludes non-vested options to acquire 5,000 shares of common stock.

(7)
The foregoing figure includes 15,000 shares of common stock which may be acquired upon exercise of currently exercisable options and excludes non-vested options to acquire an additional 5,000 shares of common stock.

(8)	Ravi Sutaria is the sole member of Ravis Holdings I, LLC. The sole manager of Ravis Holdings I, LLC is Perry Sutaria.

(9)
Includes an aggregate of 42,074,605 shares of common stock owned directly by the following New York limited liability companies of which Perry Sutaria is the sole manager: P&K Holdings, LLC; Rajs Holdings I, LLC; Ravis Holdings I, LLC; and Rametra Holdings I, LLC. Does not include his beneficial interest in Series A-1 Preferred Stock held by a trust of which he is a beneficiary.

(10)	The foregoing figure includes options to purchase 3,000,000 shares of common stock.

(11)	The foregoing figure includes vested options to acquire 301,563 shares, but excludes non-vested options to acquire 79,687 shares of common stock which are subject to several performance criteria.

(12)	Perry Sutaria is the sole member and manager of P&K Holdings, LLC.

(13)
Includes an aggregate of 6,519,755 shares of common stock issuable upon conversion of Series B-1 Stock held Tullis-Dickerson Capital Focus III, L.P. (“TD III”) , 2,281,914 shares of common stock issuable upon exercise of warrants held by TD III and 63,086 shares of common stock issued in payment of dividends. Ms. Neuscheler is a principal of TD III. Ms. Neuscheler disclaims beneficial ownership of shares within the meaning of SEC Rule 13d-3.

(14)
Includes an aggregate of 6,519,755 shares of common stock issuable upon conversion of Series B-1 Stock, 2,281,914 shares of common stock issuable upon exercise of warrants and 63,086 shares of common stock issued in payment of dividends.

(15)	Includes an aggregate of 6,519,755 shares of common stock issuable upon conversion of Series C-1 Stock and 2,281,914 shares of common stock issuable upon exercise of warrants.

(16)
The foregoing figure includes vested options to acquire an aggregate of 4,399,813shares, but does not include non-vested options to acquire an aggregate of 1,856,437 shares of common stock, 400,000 options held by the spouse of one executive officer and 1,873,900 shares of Series A-1 Preferred Stock held by an annuity controlled by one director. The foregoing also includes the shares referred to in footnote (13) .

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

We lease our 100,000 square foot facility at 75 Adams Avenue in Hauppauge, New York which is owned by Sutaria Family Realty, LLC which is owned by Perry Sutaria, Raj Sutaria and Mona Rametra.

Effective October 2006, our annual base rents for the facility at 75 Adams Avenue, Hauppauge, N.Y. became $660,000, plus property taxes, insurance, maintenance and other expenses related to the leased facility. According to the terms of the lease, every three years hereafter the annual rent may be adjusted to fair market value, as determined by an independent third party.

In February and April 2005, we purchased 5.0 Class A membership interests (“Interests”) from each of Cameron Reid (“Reid”), our Chief Executive Officer, and John Lomans (“Lomans”), who has no affiliation with us, for an aggregate purchase price of $1,022,500 (including costs of $22,500) of APR, LLC, a Delaware limited liability company primarily engaged in the development of complex bulk pharmaceutical products (“APR”). The purchases were made pursuant to separate Class A Membership Interest Purchase Agreements dated February 16, 2005 between us and Reid and Lomans (the “Purchase Agreements”). At the time of the purchases, Reid and Lomans owned all of the outstanding Class A membership interests of APR, which had outstanding 100 Class A membership interests and 100 Class B membership interests. The two classes of membership interests have different economic and voting rights, and the Class A members have the right to make most operational decisions. All of the Class B interests are held by one of our major suppliers. We currently own 10 Interests out of the 100 Class A Interests now outstanding.

In accordance with the terms of the Purchase Agreements, we have granted to Reid and Lomans each a proxy to vote 5 of the Interests owned by us on all matters on which the holders of Interests may vote. Our Board of Directors approved the purchases of Interests at a meeting held on February 15, 2005, based on an analysis and advice from an independent investment banking firm. Reid did not participate during the deliberations on this matter. We are accounting for our investment in APR pursuant to the cost method of accounting.

COMPLIANCE WITH SECTION 16(a) OF THE SECURITIES EXCHANGE ACT OF 1934

To our knowledge, except as set forth below, based solely on a review of such materials as are required by the Securities and Exchange Commission, none of our officers, directors or beneficial holders of more than ten percent of our issued and outstanding shares of Common Stock has failed to timely file with the Securities and Exchange Commission any form or report required to be so filed pursuant to Section 16(a) of the Securities Exchange Act of 1934 during the fiscal year ended June 30, 2006:

Form 4s for Mona Rametra, Perry Sutaria,  Ravi Sutaria, Rajs Holdings I, LLC, Bhupatlal Sutaria, Maganlal Sutaria and Raj Sutaria filed in July 2006 which were required to be filed in May or June 2006.

A Form 5 for Kenneth Cappel was filed in October 2006 which reported his holdings of options to purchase the Company’s common stock which was required to be reported on a Form 3 in February 2005 and an additional grant of options to Mr. Cappel which was required to be reported in a Form 4 in July 2005.

A Form 5 for Jeffrey Weiss was filed in October 2006 which reported his holdings of the Company’s securities which were required to be reported on a Form 3 in April 2005 and the grant to Mr. Weiss in July 2005 of options to purchase the Company’s common stock and certain additional purchases of the Company’s common stock by Mr. Weiss commencing in July 2005 which were required to be reported on Forms 4 commencing in July 2005.

PROPOSAL NO. 2

RATIFICATION OF SELECTION OF AUDITORS

Our Audit Committee has recommended the appointment of Marcum & Kliegman, LLP as our independent auditor for the fiscal year ending June 30, 2007. Acting on that recommendation, the Board of Directors appointed Marcum & Kliegman, LLP as our auditor for the fiscal year ending June 30, 2007. Marcum & Kliegman, LLP served as our independent auditor for the three fiscal years ended June 30, 2006 and the six month period ended June 30, 2003, and provided services to us with respect to those periods that included, but were not limited to, consultations on various tax and information services matters, as well as consultation with respect to the acquisition of Interpharm, Inc.

Audit and Non-Audit Fees

The following table sets forth the fees billed to us for the fiscal years ended June 30, 2006 and June 30, 2005 by Marcum & Kliegman, LLP:

	Fiscal Year	Fiscal Year
	Ended	Ended
	June 30, 2006	June 30, 2005

Audit Fees	$232,675	$151,500
Audit Related Fees (1)	39,797	0
Tax Fees (2)	26,170	26,021
All Other Fees	0	21,048	(3)

(1)	Consists of fees for services relating to review of proposed accounting treatments and documents filed with the SEC.
(2)	Consists of tax filing and tax related compliance and other advisory services.
(3)	Consists primarily of consultation on real estate acquisition and review of proposed accounting policies.

The Audit Committee of our Board of Directors determined that the provision of the above non-audit services is compatible with Marcum & Kliegman, LLP maintaining its independence.

Pre-Approval of Services by the Independent Auditor

The Audit Committee has adopted a policy for approval of audit and permitted non-audit services by our independent auditor. The Audit Committee will consider annually and approve the provision of audit services by its external auditor and consider and, if appropriate, approve the provision of certain defined audit and non-audit services. Our Management, may, however, approve de minimus amounts for non-audit services without the approval of the Audit Committee.

The Audit Committee also will consider on a case-by-case basis and, if appropriate, approve specific engagements in excess of $15,000. Any proposed specific engagement may be presented to the Audit Committee for consideration at its next regular meeting or, if earlier consideration is required, to the Audit Committee or one or more of its members. The member or members to whom such authority is delegated shall report any specific approval of services at its next regular meeting. The Audit Committee will regularly review summary reports detailing all services being provided to us by our external auditor. During the fiscal year ended June 30, 2006, 100% of the Audit Related Fees and all other fees were approved by the Audit Committee.

A representative of Marcum & Kliegman, LLP is expected to be present at the Annual Meeting, either in person, or via teleconference, to respond to appropriate questions and to make such statements as may be appropriate. In the event stockholders do not ratify the appointment of Marcum & Kliegman, LLP as our independent auditor for the fiscal year ending June 30, 2007, such appointment will be reconsidered by the Board of Directors.

In order to approve this proposal, the affirmative vote of a majority of the votes cast at the meeting, in person or by proxy, must be received in favor of this proposal. Unless a contrary choice is specified, proxies solicited by the Board of Directors will be voted “FOR” ratification the selection of Marcum & Kliegman, LLP as our auditor.

THE BOARD OF DIRECTORS RECOMMENDS THAT THE STOCKHOLDERS VOTE “FOR” RATIFICATION OF THE APPOINTMENT OF MARCUM & KLIEGMAN, LLP AS OUR INDEPENDENT AUDITOR FOR FISCAL 2007.

STOCKHOLDER COMMUNICATIONS

We encourage stockholder communications to the Board of Directors and/or individual Directors. Stockholders who wish to communicate with the Board of Directors or an individual Director should send their communications to the care of Mary Demaio, Corporate Secretary, Interpharm Holdings, Inc., 75 Adams Avenue, Hauppauge, New York 11788. Communications regarding financial or accounting policies should be sent to the attention of the Chairman of the Audit Committee. All other communications should be sent to the attention of the Chairman of the Nominating Committee.
STOCKHOLDERS’ PROPOSALS

A stockholder of record may present a proposal for action at the 2007 Annual Meeting of Stockholders provided that we receive such proposal at our executive office no later than June 30, 2007. We anticipate that the 2007 Annual Meeting will be held in November 2007. The proponent may submit a maximum of one (1) proposal of not more than five hundred (500) words for inclusion in our proxy materials for a meeting of security holders. At the 2007 Annual Meeting, management proxies will have discretionary authority, under Rule 14a-4 of the Securities Exchange Act of 1934, to vote on stockholder proposals that are not submitted for inclusion in our proxy statement unless received by us before September 1, 2007.
GENERAL

Unless contrary instructions are indicated on the proxy, all shares of Series B-1 Stock, Series C-1 Stock, Series C Stock and common stock represented by valid proxies received pursuant to this solicitation (and not revoked before they are voted) will be voted FOR Proposal Nos. 1 and 2.

OTHER BUSINESS

The Board of Directors knows of no business other than that set forth above to be transacted at the meeting, but if other matters requiring a vote of the stockholders arise, the persons designated as proxies will vote the shares of common stock represented by the proxies in accordance with their judgment on such matters. If a stockholder specifies a different choice on the proxy, his or her shares of common stock will be voted in accordance with the specification so made.

IT IS IMPORTANT THAT PROXIES BE RETURNED PROMPTLY. WE URGE YOU TO FILL IN, SIGN AND RETURN THE FORM OF PROXY IN THE PREPAID ENVELOPE PROVIDED, NO MATTER HOW LARGE OR SMALL YOUR HOLDINGS MAY BE.

By Order of the Board of Directors,

Maganlal K. Sutaria, Chairman

Hauppauge, New York
October 27, 2006